SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2008
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-15864	95-4091769
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1003 West Ninth Street	19406
King of Prussia, Pennsylvania	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 3.02 Unregistered Sales of Equity Securities
Item 8.01 Other Events
ITEM 9.01 EXHIBITS
EX-10.113
EX-10.114
EX-10.115
EX-10.116
EX-10.117

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
On December 31, 2008, Sedona Corporation (“Sedona”) entered into certain agreements related to the consolidation and refinancing of certain indebtedness and the borrowing of additional funds (the “Refinancing Transaction”). In the Refinancing Transaction, among other things, (i) indebtedness totaling $1,531,582.23 was exchanged for 30,631,645 shares of common stock of Sedona (the “Shares”) (ii) indebtedness in the amount of $5,100,000 was extended from January 1, 2009 until January 4, 2010 and (iii) Sedona received new funding in an aggregate maximum amount of $2,250,000. Information regarding the Refinancing Transaction is set forth in Item 2.03 and is incorporated herein by reference.
SECTION 2 — FINANCIAL INFORMATION
Item 2.03 Creation of a Direct Financial Obligation
The Board of Directors of Sedona (“the “Board”) desired to renegotiate the terms of existing indebtedness to David R. Vey, the Chairman and a shareholder of Sedona (“Vey”) and William W. Rucks, IV (“Rucks”) which was due to mature on January 1, 2009. On December 3, 2008, the Board established an Independent Committee of the Board of Directors of Sedona (the “Independent Committee”) for the purpose of reviewing and negotiating the terms of such refinancing and the additional financing to be provided by Vey Associates Incorporated, a Louisiana company in which Mr. Vey is the sole shareholder. Sedona (“Vey Associates”). The Independent Committee met several times during December 2008 to review and discuss the terms of the Refinancing Transaction. The Independent Committee also held numerous discussions with Sedona’s legal counsel and Mr. Vey.
On December 31, 2008, upon recommendation of the Independent Committee, the Board approved the terms of definitive agreements related to: (i) the refinancing of certain indebtedness of Sedona to Mr. Vey, (ii) the refinancing of certain indebtedness of Sedona to Mr. Rucks, and (iii) additional financing to be provided by Vey Associates, Mr. Vey, and Vey Associates have executed definitive agreements with respect to the Refinancing Transaction, as described below.
Sedona and Mr. Rucks have reached an agreement in principal with respect to the refinancing of certain indebtedness to Mr. Rucks in the amount of $1,000,000 and to the other terms of the Refinancing Transaction involving Mr. Rucks. However, as of the present Mr. Rucks has not yet executed documentation relating to the restructuring of Sedona’s obligation to Mr. Rucks. While Sedona anticipates that Mr. Rucks will execute such documentation in the near future, there can be no assurance that Mr. Rucks will do so. In the event that Mr. Rucks does not execute such documentation, Sedona will have defaulted on its obligations under the Existing Rucks Notes (as defined herein.) and Mr. Rucks may seek remedies customarily available to unsecured creditors in similar circumstances.

Refinancing of Existing Notes to Mr. Vey
On December 31, 2008, the Independent Committee recommended to the Board of Directors that Sedona consolidate, amend, and extend the term of three existing promissory notes previously issued by Sedona to Mr. Vey into a single secured convertible promissory note. On December 31, 2008, the Board of Directors approved such consolidation, amendment and extension and the parties executed a Loan and Refinancing Agreement setting forth the terms of the Refinancing Transaction (the “Refinancing Agreement”).
The Existing Notes
Pursuant to the terms of the Refinancing Agreement, the following existing notes, issued by Sedona to Mr. Vey, having a total principal amount of $ 4,595,216.17, immediately prior to the Refinancing Transaction, were consolidated, amended and extended:
1. A convertible promissory note , dated as of October 23, 2006, in the principal amount $2,691,263.36 (the “Old Convertible Note”), which had a maturity date, as previously extended, of January 1, 2009, unless theretofore converted, and bore interest at the rate of eight percent (8%) per year, which interest was due upon maturity. Pursuant to the Old Convertible Note, Mr. Vey had the option to convert all or part of the unpaid principal and accrued but unpaid interest thereunder into Shares at a conversion price of $0.14 per share. The number of Shares which would have been issuable upon the conversion of the $2,691,263.36 principal balance of the Old Convertible Note was 19,223,309.
2. A promissory note , dated as of October 23, 2006, in the principal amount of $1,213,952.81 (the “Bridge Note”), which had a maturity date, as previously extended, of January 1, 2009 and bore interest at a rate of eight percent (8%) per year.
3. A secured revolving promissory note dated as of September 27, 2006, in the principal amount of $690,000.00 (the “Revolving Note”). The Revolving Note was payable by application of the proceeds of the receivables of Sedona, together with accrued interest at the rate of eight percent (8%) per year. The maturity date, as previously extended, for the Revolving Note was January 1, 2009.
The Old Convertible Note, the Bridge Note and the Revolving Note are collectively referred to below as the “Existing Notes.”
Partial Conversion of Interest and Principal
In connection with the Refinancing Transaction, Mr. Vey converted a portion of the total principal of the Existing Notes in the amount of $495,216.17 and all of the accrued interest under the Existing Notes in the amount of $767,522.87 into Shares at the rate of $0.05 per share, for a total of 25,254,781 Shares (the “Conversion”). After the Conversion, as described below, Sedona issued to Mr. Vey a new convertible note in the amount of $4,100,000.00, which represented the total balance of the principal currently due and owing to Mr. Vey by Sedona under the Existing Notes.

Warrants
In consideration for Mr. Vey’s agreement to refinance the Existing Notes and to effect the Conversion, Sedona agreed to grant to Mr. Vey a warrant to purchase 12,627,390 Shares at a price of $0.07 per share, which warrant shall expire four (4) years from the date of issuance. Sedona anticipates that the warrant, when issued, will have anti-dilution and other additional terms consistent with other warrants previously issued by Sedona.
The New Convertible Note
In exchange for the Existing Notes, Sedona issued to Mr. Vey a consolidated secured convertible promissory note, dated as of December 31, 2008, in the principal amount $4,100,000.00 (the “New Convertible Note”). The New Convertible Note has a maturity date of January 4, 2010, unless theretofore converted, and bears interest at the rate of eight percent (8%) per year, which interest will be due upon maturity. Mr. Vey has the option to convert, at any time, all or part of the unpaid principal and accrued but unpaid interest of the New Convertible Note into Shares at a conversion price of $0.05 per share. The number of Shares which would be issuable upon the conversion of the $4,100,000.00 principal balance of the New Convertible Note is presently 82,000,000. The New Convertible Note is secured by substantially all of the assets of Sedona pursuant to the terms of a Security Agreement between Mr. Vey and Sedona, dated as of October 23, 2006. A discussion of the priority of Sedona’s obligations to Mr. Vey and its other creditors, after giving effect to the Refinancing Transaction, is set forth below.
The New Convertible Note contains certain mandatory prepayment provisions. In the event that Sedona receives total net proceeds from (i) sales of Sedona’s securities (other than to Mr. Vey and his affiliates) and (ii) litigation awards exceeding $1,000,000; or in the event that Sedona maintains current cash on hand in excess of $2,000,000.00 for a period exceeding thirty (30) days, an amount equal to fifty percent of such proceeds or cash shall be paid by Sedona to Mr. Vey as a mandatory prepayment.
The New Convertible Note contains customary anti-dilution provisions and Sedona has agreed that it will use its best efforts to register for resale with the Securities and Exchange Commission on or before April 30, 2009 all Shares to be issued under the New Convertible Note.
Financing with Vey Associates
On December 31, 2008, the Independent Committee recommended to the Board of Directors that Sedona enter into a new agreement to borrow up to $2,250,000.00 from Vey Associates (the “New Loan”). Vey Associates has agreed to fund the New Loan in five (5) installments as follows:
(i)	the first installment in the amount of $100,000.00, which has been funded;

(ii)	the second installment on or before January 15, 2009, in the amount of $350,000.00;

(iii)	the third installment on or before February 15, 2009, in the amount of $550,000.00;

(iv)	the fourth installment on or before April 15, 2009 in the amount of $750,000.00; and

(v)	the fifth installment on or before September 30, 2009 in the amount of $500,000.00.
Payment of the fifth installment is subject to the Company achieving a certain profitability level, referred to as “EBITDA Break Even”, at the end of the 3rd quarter of Fiscal year 2009, (i.e. September 30, 2009).
The New Loan is evidenced by a secured convertible promissory note having a principal amount of up to $2,250,000.00 (the “Vey Associates Convertible Note”). The Vey Associates Convertible Note has a maturity date of January 4, 2010, unless theretofore converted, and bears interest at the rate of eight percent (8%) per year, which interest will be due upon maturity. Once $1,750,000 of the New Loan has been paid to Sedona, Vey Associates has the option to convert all or part of the unpaid principal and accrued but unpaid interest of the Vey Associates Convertible Note into Shares at a conversion price of $0.05 per share. The number of Shares which would be issuable upon the conversion of the $2,250,000.00 principal balance is presently 45,000,000.
The Vey Associates Convertible Note contains certain mandatory prepayment provisions. In the event that total net proceeds received by Sedona from (i) sales of Sedona’s securities (other than to Mr. Vey and his affiliates) and (ii) litigation awards exceed $1,000,000.00; or Sedona maintains current cash on hand in excess of $2,000,000.00 for a period exceeding thirty (30) days, an amount equal to fifty percent of such proceeds or cash shall be paid by Sedona to Vey Associates as a mandatory prepayment.
The Vey Associates Convertible Note is secured by substantially all of the assets of Sedona pursuant to a Security Agreement dated as of December 31, 2008 between Sedona and Vey Associates (the “Vey Associates Security Agreement”).
The Vey Associates Convertible Note contains customary anti-dilution provisions and Sedona has agreed that it will use its best efforts to register for resale with the Securities and Exchange Commission on or before April 30, 2009 for all Shares to be issued under the Vey Associates Convertible Note.
On December 31, 2008, the Board of Directors approved the terms of the New Loan and the parties executed the Refinancing Agreement.
Amended and Restated Intercreditor Agreement
Mr. Vey, Vey Associates, Sedona and Oak Harbor Investment Properties, LLC (“Oak Harbor”), a company in which Mr. Vey is a managing member and 35% owner, entered into an Amended and Restated Intercreditor Agreement, dated as of December 31, 2008 (the “Intercreditor Agreement”). The Intercreditor Agreement provides (i) that Oak Harbor shall have a first priority interest in substantially all of the assets of Sedona with regard to the obligations of Sedona to Oak Harbor under an existing promissory note and related security agreement, and (ii)

that the security interests of Vey Associates under the Vey Associates Convertible Note shall be junior to those of Oak Harbor but senior to those of Mr. Vey.
Refinancing with William Rucks
On December 31, 2008 the Independent Committee recommended to the Board of Directors that Sedona consolidate, amend, and extend the term of three convertible promissory notes previously issued by Sedona to Mr. Rucks, into a single secured convertible promissory note in the principal amount of $1,000,000.00. On December 31, 2008, the Board of Directors approved such consolidation, amendment and extension.
Sedona and Mr. Rucks have reached an agreement in principal with respect to the refinancing of certain indebtedness to Mr. Rucks in the amount of $1,000,000 and to the other terms of the Refinancing Transaction involving Mr. Rucks. However, as of the present Mr. Rucks has not yet executed documentation relating to the restructuring of Sedona’s obligation to Mr. Rucks. While Sedona anticipates that Mr. Rucks will execute such documentation in the near future, there can be no assurance that Mr. Rucks will do so. In the event that Mr. Rucks does not execute such documentation, Sedona will have defaulted on its obligations under the Existing Rucks Notes and Mr. Rucks may seek remedies customarily available to unsecured creditors in similar circumstances.
The Existing Notes
Pursuant to the terms of the proposed Amended and Restated Loan Agreement between Mr. Rucks and Sedona, which remains subject to execution by Mr. Rucks, the following existing notes, having a total principal amount of $1,000,000.00 would be consolidated, amended and extended:
(i) A convertible promissory note dated July 1, 2005 in the principal amount of $250,000.00, as amended from time to time, which had a maturity date, as previously extended, of January 1, 2009, unless theretofore converted and bore interest at the rate of eight percent (8%) per year, which interest was due upon maturity. Mr. Rucks had the option to convert all or part of the unpaid principal and accrued but unpaid interest of such note into Shares at a conversion price of $0.18 per share.
(ii) A convertible promissory note dated August 2, 2005 in the principal amount of $250,000, as amended from time to time, which had a maturity date, as previously extended, of January 1, 2009, unless theretofore converted and bore interest at the rate of eight percent (8%) per year, which interest was due upon maturity. Mr. Rucks had the option to convert all or part of the unpaid principal and accrued but unpaid interest of such note into Shares at a conversion price of $0.18 per share.
(iii) A convertible note dated September 30, 2005 in the principal amount of $500,000.00, as amended from time to time, which had a maturity date, as previously extended, of January 1, 2009, unless theretofore converted, and bore interest at the rate of eight percent (8%) per year, which interest was due upon maturity. Mr. Rucks had the option to convert all or part of the unpaid principal and accrued but unpaid interest of such note into Shares at a conversion price of $0.18 per share.
The aforementioned notes are collectively referred to below as the “Existing Rucks Notes”.
Rucks Conversion
Under the proposed Amended and Restated Loan Agreement, Mr. Rucks would convert all of the interest of the Existing Rucks Notes in the amount of $268,843.19 into Shares at the rate of $0.05 per share, for a total of 5,376,864 Shares (the “Rucks Conversion”).
Warrants
In consideration of Mr. Rucks’ agreement to refinance the Existing Rucks Notes and to effect the Rucks Conversion, Sedona would agree to grant Mr. Rucks a warrant to purchase 2,688,432 Shares at a price of $0.07 per share, which warrant would expire four (4) years from the date of issuance. Sedona anticipates that the warrant would have anti-dilution and other additional terms consistent with other warrants previously issued by Sedona.
The New Rucks Convertible Note
In exchange for the Existing Rucks Notes, Sedona would issue Mr. Rucks a consolidated convertible promissory note, dated as of December 31, 2008, in the principal amount $1,000,000.00 (the “New Convertible Rucks Note”). The New Rucks Convertible Note would have a maturity date of January 4, 2010, unless theretofore converted and bears interest at the rate of eight percent (8%) per year, which interest is due upon maturity. In addition, Mr. Rucks would have the option to convert all or part of the unpaid principal and accrued but unpaid interest of the New Rucks Convertible Note into Shares at a conversion price of $0.05 per share. The number of Shares which would be issuable upon conversion of the $1,000,000.00 principal balance of the New Rucks Convertible Note is 20,000,000.00.
Mr. Rucks would have the right to demand prepayment of the New Rucks Convertible Note in full if, during the term thereof either of the following conditions is met: (a) Sedona receives new funds from any source (i.e., including internal sources such as collections of accounts receivable as well as any external sources of funds such as sales of securities), other than the New Loan from Vey Associates, totaling in excess of $3,500,000 during the term of the New Rucks Convertible Note; or (b) Sedona has current cash on hand in excess of $1,000,000.00 for a period exceeding 30 days.
Sedona to seek approval for Additional Shares
The Articles of Incorporation of Sedona provides for 175,000,000 of which 101,004,818 were issued and outstanding as of December 31, 2008. At the present time, Sedona does not have sufficient authorized Shares to issue all of the Shares to Mr. Vey required upon full conversion of notes and exercise of options and warrants. Sedona intends to seek approval of its shareholders for an amendment to its Articles of Incorporation to increase its authorized Shares by at least an amount necessary to cover its Share issuance obligations at its next annual shareholders’ meeting. Mr. Vey and Vey Associates have agreed to refrain from converting any notes or exercising any options or warrants which they respectively hold until Sedona has a sufficient number of authorized Shares in exchange for an agreement by Sedona to allow Vey Associates to pledge the Vey Associates Convertible Note or Mr. Vey to pledge the New Convertible Note in the future.
SECTION 3 – SECURITIES AND TRADING MARKETS
Item 3.02 Unregistered Sales of Equity Securities
As more fully described above in Item 2.03, on December 31, 2008, Sedona issued unregistered convertible notes, shares, and warrants to purchase shares (the “Securities”) to Mr. Vey and Vey Associates in connection with the Refinancing Transaction. Sedona relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of Securities in the Refinancing Transaction. Sedona did not pay any brokerage fees, commissions, or similar consideration to any party in connection with the issuance of these Securities.
SECTION 8 – OTHER EVENTS
Item 8.01 Other Events
Beneficial Ownership of Shares by Mr. Vey
Immediately prior to the Refinancing Transaction, Sedona had 101,004,818 issued and outstanding. Mr. Vey then was the direct owner of 32,539,689 shares or 32% of the then outstanding Shares. Mr. Vey then also had the right to acquire 22,950,784 additional shares through conversion of notes, interest, and options.
As a result of the Refinancing Transaction, as of December 31, 2008, Mr. Vey then was (and is currently) the direct owner of 57,794,470 Shares or 43.9% of the outstanding Shares. Mr. Vey or his affiliates have or will have the right to acquire additional Shares through conversion of notes or the exercise of warrants and options as follows: (i) 45,000,000 Shares upon any future conversion of the Vey Associates Convertible Note, subject to certain contingencies over periods of time as described above, (ii) 82,000,000 upon any future conversion of the New Convertible Note, (iii) 12,627,390 Shares upon any exercise of the warrants to be granted by Sedona, and (iv) 310,000 Shares upon the exercise of options granted to Mr. Vey in prior years.
After giving effect to the Refinancing Transaction, Mr. Vey and his affiliates have the right to acquire additional Shares, as described above, which, if acquired, together with the Shares he directly owns would result in his owning more than 50.0% of the issued and outstanding Shares.

The foregoing summary is not complete and is qualified in its entirety by reference to the complete texts of the respective agreements, notes, and other documents referred to above, which are filed as Exhibits to this Form 8-K and which are incorporated herein by reference in their entirety.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: January 7, 2009

SEDONA CORPORATION
By:	/s/ Scott Edelman
Scott Edelman
President and Chief Executive Officer

ITEM 9.01 EXHIBITS

10.113	Loan and Refinancing Agreement between Sedona Corporation and Vey Associates, Incorporated, dated as of December 31, 2008.

10.114	Consolidated and Restated Convertible Promissory Note in the principal amount of $4,100,000 between David R. Vey and Sedona Corporation, dated as of December 31, 2008.

10.115	Secured Convertible Note in the principal amount of $2,250,000.00 from Sedona Corporation to Vey Associates Incorporated, dated as of December 31, 2008.

10.116	Security Agreement from Sedona Corporation to Vey Associates Incorporated, dated as of December 31, 2008.

10.117	Intercreditor Agreement among Oak Harbor Investment Properties, L.L.C., David R. Vey, Vey Associates Incorporated and Sedona Corporation, dated as of December 31, 2008.